Exhibit 11.1


			   Triad Systems Corporation
		      COMPUTATION OF EARNINGS PER SHARE


				       Three Months Ended   Six Months Ended
					     March 31           March 31
(Amounts in thousands                    1996      1995       1996      1995
except per share data)
				      --------- ---------  --------- ---------
Calculation of number of shares
entering into computations

  Weighted average shares outstanding  17,496    14,215     17,438    14,007
  Assumed conversion of preferred
   stock and exercise of warrants         -       3,137        -       3,137
				     --------- ---------  --------- ---------
				       17,496    17,352     17,438    17,144

  Net effect of dilutive stock
   options and warrants based on
   the average stock price                -         803        -         849
				     --------- ---------  --------- ---------
Average primary shares outstanding     17,496    18,155     17,438    17,993

  Net effect of dilutive stock
   options and warrants based on
   the ending stock price                 -          94        -          92
				     --------- ---------  --------- ---------
Average fully diluted shares
 outstanding                           17,496    18,249     17,438    18,085
				     ========= =========  ========= =========

Income before extraordinary charge     $2,190    $2,291     $3,676    $3,874

  Extraordinary charge on
   repurchase of debt, net of taxes       -         -          -         153
				     --------- ---------  --------- ---------

Adjusted net income                    $2,190    $2,291     $3,676    $3,721
				     ========= =========  ========= =========

Earnings per share
  Primary
   Income before extraordinary
    charge                              $0.13     $0.13      $0.21     $0.22
   Net income                           $0.13     $0.13      $0.21     $0.21

  Fully diluted
   Income before extraordinary
    charge                              $0.13     $0.13      $0.21     $0.22
   Net income                           $0.13     $0.13      $0.21     $0.21
				     ========= =========  ========= =========